Exhibit 99.6

Independent Auditors’ Report

The Board of Directors and Members of Utah Medical Products Inc

We have audited the accompanying Consolidated Financial Statements of Femcare Group Limited as of 31 March 2010 and 2009 and for the two years ended 31 March 2010. Our responsibility is to express an opinion on these financial statements based on our audits and confirm that the audits are consistent with auditing standards generally accepted in the United States of America.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the audits of Femcare Group Limited as of 31 March 2010 and 2009 and for the two years ended 31 March 2010 are consistent with auditing standards generally accepted in the United States of America.

/s/ The Norton Practice

The Norton Practice
Chartered Accountants and Statutory Auditors
Reading
United Kingdom

2 December 2011